UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 17, 2016

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

California	001-13111	94-3229046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7999 Gateway Blvd., Suite 300, Newark, California 94560
(Address of principal executive offices) (Zip Code)

(510) 744-8000
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On October 17, 2016, Depomed, Inc. (the “Company”) entered into an Agreement (the “Agreement”) with Starboard Value LP and certain of its affiliates signatory thereto (collectively, “Starboard”).

Pursuant to the Agreement, and concurrently with the execution of the Agreement, the Company (i) increased the size of the Company’s board of directors (the “Board”) by three directors to nine directors such that there would be three vacancies on the Board and (ii) appointed James P. Fogarty, Robert G. Savage and James L. Tyree to fill the newly created vacancies.

Pursuant to the Agreement, Starboard agreed to irrevocably withdraw its letter dated September 16, 2016 regarding the calling of the special meeting of Company shareholders such that no such special meeting shall be called or held.  The Company also agreed to use reasonable best efforts to hold the 2017 Annual Meeting of Shareholders (the “2017 Annual Meeting”) no earlier than June 15, 2017 and no later than July 14, 2017.

The Agreement also includes, among other provisions, certain standstill commitments by Starboard, including but not limited to, restrictions on Starboard’s ability to (a) engage in any solicitation of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of shareholders), (b) encourage any person to submit nominees in furtherance of a contested solicitation for the election or removal of directors or (c) submit any proposal for consideration by shareholders of the Company at any annual or special meeting of shareholders.  The standstill period will extend until March 15, 2017.

The description of the Agreement contained herein is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As noted in Item 1.01 above, in connection with the Company’s execution of the Agreement, on October 17, 2016, the Company appointed Messrs. Fogarty, Savage and Tyree to the Board. Pursuant to the Agreement, the Board will appoint Messrs. Fogarty, Savage and Tyree to committees of the Board within seven business days.

Mr. Fogarty was Chief Executive Officer and a Director of Orchard Brands from November 2011 to July 2015.  From April 2009 until November 2010, Mr. Fogarty was President, Chief Executive Officer and Director of Charming Shoppes Inc. Prior to that he was Managing Director of Alvarez & Marsal, an independent global professional services firm, and from August 1994 served as President and Chief Operating Officer of Lehman Brothers Holdings subsequent to its Chapter 11 bankruptcy filing in April 2009. Prior to that he was President and CEO of American Italian Pasta Company, Chief Financial Officer of Levi Strauss & Co. and served as Senior Vice President and Chief Financial Officer of The Warnaco Group. Mr. Fogarty currently serves as a director of Darden Restaurants. Mr. Fogarty received a B.A. in Economics and Computer Science from Williams College and an M.B.A. in Finance and Accounting from the Leonard Stern School of Business at New York University.

Mr. Savage has served as President and CEO of Strategic Imagery, LLC, a pharmaceutical consulting firm that he founded, since 2003. From 2002 to 2003, Mr. Savage was Group Vice President and President for the General Therapeutics and Inflammation Business of Pharmacia Corporation (now Pfizer). Prior to this Mr. Savage held several senior positions with Johnson & Johnson, including Worldwide Chairman for the Pharmaceuticals Group, Company Group Chairman responsible for the North America pharmaceuticals business, and President as well as Vice President of Sales & Marketing for Ortho-McNeil Pharmaceuticals, a Johnson & Johnson company. Mr. Savage received a B.S. in Biology from Upsala College and an M.B.A. from Rutgers University.

Mr. Tyree is the co-founder and managing partner of Tyree & D’Angelo Partners, a private equity investment firm he co-founded in 2010. Prior to founding Tyree & D’Angelo Partners, Mr. Tyree was President of Abbott Biotech Ventures, a subsidiary of Abbott Laboratories focused on investments in early stage pharmaceuticals and biologics. Before that Mr. Tyree held numerous executive positions at Abbott including Corporate Vice President Pharmaceutical and Nutritional Products Group Business Development, Senior Vice President Global Nutrition and Executive Vice President Global Pharmaceuticals. Prior to rejoining Abbott in 1997, Mr. Tyree was the President of SUGEN, Inc. and held management positions in Bristol-Myers Squibb, Pfizer, and Abbott. Mr. Tyree serves as a director of Innoviva, Inc. and ChemoCentryx, Inc. Mr. Tyree received B.S. degrees in Psychology and Forensic Studies and an M.B.A. from Indiana University.

Other than as described in Item 1.01 above, there are no arrangements or understandings between Messrs. Fogarty, Savage and Tyree and any other persons pursuant to which they were selected as directors, except that each of Messrs. Fogarty, Savage and Tyree received $15,000 from Starboard in consideration of his agreement to serve as a nominee or advisor, as applicable, of Starboard in connection with the special meeting.

In connection with service on the Board, each of Messrs. Fogarty, Savage and Tyree is entitled to receive the compensation and equity awards applicable to all of the Company’s non-employee directors, as more particularly described in the Company’s Non-Employee Director Compensation and Grant Policy (the “Policy”), filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on May 23, 2014.  In accordance with the Policy, in connection with initial appointment to the Board, each of Messrs. Fogarty, Savage and Tyree received an automatic grant of an option to purchase 18,485 shares of the Company’s common stock under the Company’s Amended and Restated 2014 Omnibus Incentive Plan.  The exercise price of the option is $23.83 per share, and the option vests and becomes exercisable in 36 equal monthly installments.  Each of Messrs. Fogarty, Savage and Tyree will also receive the cash compensation and annual equity awards payable to non-employee directors pursuant to the Policy.  The Company also intends to enter into its standard form of indemnification agreement with each of Messrs. Fogarty, Savage and Tyree.

The description of the Agreement contained herein is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03                                           Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Agreement, the Board of Directors approved an amendment to Section 5.1(c) of the Company’s bylaws such that with respect to the 2017 Annual Meeting, the period of time during which shareholders may submit a notice of nomination or notice of the proposal of other business at the 2017 Annual Meeting will begin on March 15, 2017 and end on April 15, 2017.  The amendment to the bylaws became effective upon execution of the Agreement.

Amendment No. 1 to the Amended and Restated Bylaws of the Company is attached as Exhibit 3.1 hereto and is incorporated herein by reference. The change is shown in the marked version comparing the amended section of the bylaws to the relevant section of the Company’s bylaws as in effect immediately prior to such amendment that is filed as Exhibit 3.2 hereto.

Item 8.01                                           Other Events

On October 17, 2016, the Company and Starboard issued a press release announcing the appointment of Messrs. Fogarty, Savage and Tyree to the Board and the entry into the Agreement.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01              Financial Statements and Exhibits

(d)              The following exhibits are filed as a part of this Report.

Exhibit No.	Description

3.1	Amendment No. 1 to the Amended and Restated Bylaws of the Company, dated October 17, 2016.

3.2	Marked Comparison of the Bylaws.

10.1	Agreement, dated October 17, 2016, by and among Depomed, Inc., on the one hand and Starboard Value LP and certain of its affiliates signatory thereto, on the other hand.

99.1	Press Release, dated October 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.
Date: October 18, 2016
/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment No. 1 to the Amended and Restated Bylaws of the Company, dated October 17, 2016.

3.2	Marked Comparison of the Bylaws.

10.1	Agreement, dated October 17, 2016, by and among Depomed, Inc., on the one hand and Starboard Value LP and certain of its affiliates signatory thereto, on the other hand.

99.1	Press Release, dated October 17, 2016.